Exhibit 99.2

Vor Bio Appoints Biotech Industry Leaders Alexander (Bo) Cumbo and Michel Detheux, Ph.D. to Board of Directors

July 21, 2025

- New board members bring decades of experience in company building, corporate strategy, commercialization, and business development

CAMBRIDGE, Mass., July 21, 2025 (GLOBE NEWSWIRE) — Vor Bio (Nasdaq: VOR), a clinical-stage biotechnology company transforming the treatment of autoimmune diseases, today announced the appointment of Alexander (Bo) Cumbo and Michel Detheux, Ph.D., to its Board of Directors, effective July 16, 2025.

Alexander (Bo) Cumbo currently serves as President and Chief Executive Officer of Solid Biosciences. Prior to that, he was the founding CEO of AavantiBio, a gene therapy company backed by Bain Capital Life Sciences, Perceptive Advisors, and RA Capital. Bo brings more than 30 years of commercial and executive leadership, including nearly eight years at Sarepta Therapeutics, where he most recently served as Executive Vice President and Chief Commercial Officer. He played a central role in launching multiple rare disease therapies and building global commercial operations. He currently serves on the boards of Climb Bio and Verve Therapeutics and previously served on the boards of RA Pharma and CSM through successful transactions. Mr. Cumbo earned a Bachelor of Science in Laboratory Technology from Auburn University.

Michel Detheux, Ph.D., is President and Chief Executive Officer of iTeos Therapeutics, which he co-founded and led from discovery to late-stage clinical development. Under his leadership, iTeos raised over $1 billion in capital, completed a successful IPO, and secured a landmark $2 billion partnership with GSK to co-develop and commercialize the company’s lead anti-TIGIT antibody. Prior to founding iTeos, Dr. Detheux was a Director at Ludwig Cancer Research and held scientific and business development roles at Euroscreen (now Ogeda). He currently serves as Chairman of the Board at Egle Therapeutics. Dr. Detheux holds a Ph.D. in Biochemistry and a degree in Bioengineering from Université Catholique de Louvain.

“Bo and Michel are proven leaders with highly complementary experience across drug development, commercialization, and corporate strategy in cutting-edge therapeutic areas,” said Jean-Paul Kress, M.D., Chief Executive Officer and Chairman of the Board of Vor Bio. “Their insights will be invaluable as we advance telitacicept through late-stage development and expand our long-term vision to bring transformative therapies to patients living with autoimmune disease.”

“Vor Bio has a unique opportunity to become a global leader in autoimmune innovation,” said Mr. Cumbo. “I’m honored to join the Board and delighted to bring my significant commercial and leadership experience to support the company’s efforts to deliver potentially transformative therapies to patients who need them.”

“It’s a privilege to join Vor Bio at such a critical stage in its evolution,” added Dr. Detheux. “I look forward to contributing my knowledge and experience to help guide future strategic growth and the global clinical development of telitacicept.”

About Vor Bio

Vor Bio is a clinical-stage biotechnology company transforming the treatment of autoimmune diseases. The company is focused on rapidly advancing telitacicept, a novel dual-target fusion protein, through Phase 3 clinical development and commercialization to address serious autoantibody-driven conditions worldwide. For more information visit www.vorbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “can,” “continue,” “could,” “design,” “enable,” “expect,” “initiate,” “intend,” “may,” “on-track,” “ongoing,” “plan,” “potential,” “should,” “target,” “update,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include Vor Bio’s statements regarding Vor Bio’s development plans for telitacicept, its ability to change the treatment landscape for patients with autoimmune conditions and other statements that are not historical fact. Vor Bio may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors. These and other risks are described in greater detail under the caption “Risk Factors” included in Vor Bio’s most recent annual or quarterly report and in other reports it has filed or may file with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Vor Bio expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as may be required by law.

Media & Investor Contacts:

Sarah Spencer

+1 857-242-6076

investors@vorbio.com

Carl Mauch

investors@vorbio.com